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                                                                      EXHIBIT 16

   KNOW ALL MEN BY THESE PRESENTS, that the undersigned Directors/Trustees and Principal Financial and Accounting Officer of SunAmerica Equity Funds, SunAmerica Income Funds, SunAmerica Money Market Funds, Inc., SunAmerica Strategic Investment Series, Inc. and SunAmerica Style Select Series, Inc. (collectively the "Funds") do hereby severally constitute and appoint Peter A. Harbeck, Peter C. Sutton, Robert M. Zakem and Peter E. Pisapia or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with its Registration Statement on Form N-14 filed with the Securities and Exchange Commission on August 17, 2001, any and all amendments (including post-effective amendments) thereto and any other of the Funds' filings with the Securities and Exchange Commission in connection therewith, with full power and authority to execute said Registration Statement or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The undersigned hereby gives to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

   WITNESS the due execution hereof on the date and in the capacity set forth below.


              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ Peter A. Harbeck            Director/Trustee and         August 27, 2001
______________________________________  President (Principal
           Peter A. Harbeck             Executive Officer)

       /s/ Peter C. Sutton             Treasurer (Principal         August 27, 2001
______________________________________  Financial and Accounting
           Peter C. Sutton              Officer)

     /s/ S. James Coppersmith          Director/Trustee             August 27, 2001
______________________________________
         S. James Coppersmith

     /s/ Samuel M. Eisenstat           Director/Trustee             August 27, 2001
______________________________________
         Samuel M. Eisenstat

      /s/ Stephen J. Gutman            Director/Trustee             August 27, 2001
______________________________________
          Stephen J. Gutman

      /s/ Sebastiano Sterpa            Director/Trustee             August 27, 2001
______________________________________
          Sebastiano Sterpa